Exhibit 2.4

                                 AMENDMENT NO.2
                             TO THE ESCROW AGREEMENT
                               DATED June 5, 2008

This Amendment is made on September 9, 2008 by and between:

1 Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

2. RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Egyptian Holdings;

     (collectively, the "First Party" or "Sellers"); and

3. Horus Private Equity Fund III L.P., a Cayman Islands Limited Partnership having its registered office at c/o M&C Corporate Services Limited, P.O.Box 309G7 Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa in his capacity as the legal representative of the fund, referred to hereinafter as (the "Second Party" or "First Purchaser"); and

4. Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, the Company's legal representative, referred to hereinafter as (the "Second Purchaser").

5. HSBC Egypt, an Egyptian bank, with its head office located at 306 Kornish El Nil, Maadi, registered with the Commercial Register under No. 218992, and represented herein by Mr. Amr Tharwat, in his capacity as the legal representative of the bank, referred to hereinafter as (the "Escrow Agent").

6. Ridgewood Egypt for Infrastructure Projects LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, referred to hereinafter as ("the Company")

     (All the above parties shall be collectively referred to as the "Parties")


WHEREAS, the Parties have entered into an Escrow Agreement dated June 5, 2008 (the "Escrow Agreement" and its Amendment No. 1 dated July 2008); and


WHEREAS, the Parties desire to amend the Escrow Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1
DEFINITION AND INTERPRETATION

1.1 Unless otherwise specifically defined herein, capitalized terms shall have the same meaning assigned to them under the Escrow Agreement.

1.2 The purpose of this amendment is to record the Parties' agreement to amend, cancel certain provisions of the Escrow Agreement only within the limits provided hereunder, and is not intended to replace, terminate, and/or cancel the Escrow Agreement or any other terms, conditions, or provisions thereof, which have not been explicitly altered hereunder.

1.3 This Amendment No. 2 shall become effective immediately on the date on which it has been signed by the authorized representatives of the Parties (the "Amendment No. 2 Effective Date").

ARTICLE 2
AMENDMENT OF ARTICLE 3.2

     Article 3.2 of the Escrow Agreement shall now read:

     Upon delivery of the Escrow Agent Certificate and the documents described in Annex A, the Escrow Agent shall make deliveries as follows: (i) the Purchase Price deposited in the Escrow Account shall be delivered to the Sellers or a designee thereof; (ii) the Second Purchaser Payment shall be delivered to the Second Purchaser and (iii) the documents described in Annex A shall be delivered to the First Purchaser.

     In this event the Escrow Agent shall, simultaneously with payment of the Share Purchase Price and the Loan Purchase Price to the Sellers and the Second Purchaser Payment to the Second Purchaser, pay the interest accrued on the Purchase Price, and the Second Purchaser Payment to the First Purchaser.

     In such event, the payment to the Sellers of the Purchase Price shall be on the following account(s):

      -   USD 27,500,000 by wire transfer to Ridgewood Renewable Power LLC. In:

          Account Name: Ridgewood Renewable Power LLC Oper
          Account No.:  2079950092650
          Bank Name: Wachovia Bank
                     Summit, NJ
          ABA (wire)  031201467
          ABA (ACH)   031100225

          and the Second Purchaser Payment shall be paid to the Second Purchaser on the following account:

      -   USD 2,000,000 to:

          Commercial International Bank (Egypt) SAE
          4, Farid Street (off El Thawra St.)
          Heliopolis - Cairo - Egypt
          Swift code: CIBEEGCX081
          For Credit to the Account of Zaki Yousif Girgis
          Account No.: 8180300017

     Notwithstanding the foregoing, the Escrow Agent shall immediately and automatically return the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment, with any incurred interest thereon to the First Purchaser on October 15, 2008, without receipt of the Escrow Agent Certificate and the documents listed in Annex A of this Agreement, unless it has received written instructions signed by the Second Purchaser and the First Purchaser advising the Escrow Agent to act otherwise. In such event, return of the Purchase Price and the Second Purchaser Payment to the First Purchaser in addition to any interest accrued thereon shall be made by the Escrow Agent to the First Purchaser on the following account:


     Bank Name             :Arab African International Bank
     Address               :5 Midan Al Saray Al Koubra - Garden City
     Account Name          :Horus Private Equity Fund III LP
     Account Number        :570048
     Swift Code            :ARAIEGCX

     Correspondent in USD JP Morgan New York
     Swift Code            :CHAS US 33
     Account No.           :400-053101

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Escrow Agreement on the date and year first above written.




ESCROW AGENT

By: /s/ Amr Tharwat
-------------------
Name:  Amr Tharwat
Title: Group Head - Corporate Banking

SELLERS

RIDGEWOOD NEAR EAST HOLDINGS LLC
================================

By: /s/ Randall D. Holmes
-------------------------
Name:  Randall D. Holmes
Title: President

RW EGYPTIAN HOLDINGS, LLC
=========================
By: /s/ Randall D. Holmes
-------------------------
Name:  Randall D. Holmes
Title: President

FIRST PURCHASER

By: /s/ Horus Private Equity Fund III, LP
-----------------------------------------
Name:  Samer S. Yassa
Title: Director


SECOND PURCHASER

By: /s/ Zaki Yousif Girges
--------------------------
Name:  Zaki Yousif Girges
Title: Manager


RIDGEWOOD EGYPT FOR INFRASTRUCTURE LLC
======================================

By: /s/ Zaki Yousif Girges
--------------------------
Name:  Zaki Yousif Girges
Title: Manager


MR. ZAKI GIRGES
===============

Name:  Zaki Yousif Girges
Signature: /s/ Zaki Yousif Girges
---------------------------------